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Exhibit 10.8

[ENGAGE LOGO]

November 21, 2001

Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington
95109

Attention: Pattie Grable

Dear Pattie:

Re:
Gas Transaction Confirmation ("GTC") dated November 21, 2001 between Cascade Natural Gas Corporation ("Cascade")
and Engage Energy Canada, L.P. ("Engage")

        With reference to Subsection E of the letter agreement entitled, "Offer of Westcoast Energy Inc. T-South Capacity Assignment" as executed by Cascade and Engage, dated May 25, 2001, the provisions of the attached GTC will confirm the essential commercial terms and conditions pursuant to which Engage will supply natural gas to Cascade, commencing on November 1, 2003:

        Attached for your review are two copies of our GTC dated November 21, 2001 covering the period November 1, 2003 to November 1, 2008.

        If you are in agreement with the terms, please indicate your acceptance by signing both copies of this letter in the space provided below and return one copy to Engage for our files. Please note our offices moved in July and our new address is as shown below. If you have any questions, please give me a call at (403) 699-1036.

Yours truly,

ENGAGE ENERGY CANADA, L.P.

/s/ KEVIN TURCHANSKI
Kevin Turchanski,
Vice President, Natural Gas
West Region

Att.

Accepted and Agreed to this 3rd day of April, 2002.

CASCADE NATURAL GAS CORPORATION

/s/ King Oberg
Per:	King Oberg
Title:	Vice President, Gas Supply

Engage Energy Canada, L.P.    1100, 421 7th Ave. S.W., Calgary, Alberta, Canada T2P 4K9
Phone: (403) 297-0333    Fax: (403) 269-5909

[ENGAGE LOGO]

GAS TRANSACTION CONFIRMATION

Contract No. 1872

1. BUYER: Cascade Natural Gas Corporation			SELLER: Engage Energy Canada, L.P.		GAS TRANS. AG. EFF. DATE: July 1, 1994		DATE FORM DELIVERED: November 21, 2001

2. DETAILS OF TRANSACTIONS:

Trans Nos.	Start Date/Time	End Date/Time	Quantity/Day (MMBtu, GJ, cu. metres, or mcf)	Price (C$ or US$)	Qual. Of Service (Int, Firm or EFP)	Delivery Point	Delivery Pipe	Rec. Pipe

40852	Nov. 01/03	Nov. 01/05	See attached Schedule A	See attached Schedule A	See attached Schedule A	See attached Schedule A	WEI	WEI

3. SPECIAL PROVISIONS INCLUDING PRICE DETAILS (if any):

See attached Schedule A.
Terms defined in that Schedule will have the meaning first given in the May 25, 2001 T-South Capacity Assignment letter agreement between the Parties (the "Capacity Assignment Letter").

4. ADDRESSES, OPERATIONS AND BILLINGS AND PAYMENT INFORMATION:

Engage Energy Canada, L.P. ("Engage") 2200, 425—1st Street, S.W. Calgary, Alberta T2P 3L8	Cascade Natural Gas Corporation ("Customer") 222 Fairview Avenue North Seattle, WA 98109 USA

Marketing Representative Name: Kevin Turchanski Phone: (403) 699-1036 Fax: (403) 221-8643	Marketing Representative Name: Pattie Grable Phone: (206) 381-6829 Fax: (206) 624-7215

Accounting Contact: Trevor Gibb Phone: (403) 699-1039 Fax: (403) 221-8643	Accounting Contact: Phone: (206) Fax: (206)

Operations Contact: Shelley Langdon Phone: (403) 699-1050 Fax: (403) 221-8643	Operations Contact: Phone: (206) Fax: (206)

Wire Transfer Acct:	Wire Transfer Acct:

5. (a)
The above are the essential binding terms of the transaction in question. If a formal master physical agreement is in effect between the parties, then the above confirmation terms are subject to that agreement. In the event of any conflict between this transaction and the terms of the formal agreement, the terms above prevail. If no formal agreement exists, then the parties will finalize and sign one, failing which this transaction remains binding on the parties. Upon finalizing that agreement, the above transaction will form a part of, and be subject to, that formal agreement.
(b)
If the customer notes any discrepancy between the provisions as orally agreed to and the above, please notify Engage within two (2) Business Days of delivery of this form. After that, all provisions will be presumed to be correct.
(c)
Any currency conversions shall be done using the Bank of Canada noon rate on the 10th calendar day of the invoice month (or the Bank of Canada noon rate on the immediately previous business day if the 10th calendar day falls on a non-business day).
(d)
For "Firm" Quality of Service, the Replacement Market Price will be equal to the published index price appearing on the next immediate Business Day after the day or days of the Basic Performance Default.

Engage Energy Canada, L.P.    1100, 421 7th Ave. S.W., Calgary, Alberta, Canada T2P 4K9
Phone: (403) 297-0333    Fax: (403) 269-5909

Contract No. 1872

Schedule A

To the Gas Transaction Confirmation
Between Cascade Natural Gas Corporation ("Buyer")
and Engage Energy Canada, L.P. ("Seller")
Effective November 1, 2001
(for the Term November 1, 2003 to October 31, 2008)

1.
Transaction Term:

  The initial gas supply term shall be for five years commencing on the Capacity Commencement Date, being 0700 hours PST November 1, 2003, and expiring at the same time on November 1, 2008 (the "Gas Transaction Term"). With reference to the preferential supply status of Engage as mentioned in Subsection 2 A of the Capacity Assignment Letter, on the first Business Day of the sixth month prior to the end of the Gas Transaction Term, Buyer and Seller shall commence negotiations to agree upon the terms and conditions of gas supply arrangements for the remaining period of the Capacity Term.

2.
Daily Quantity:

  The daily quantity of gas (the "Daily Quantity") to be purchased and sold at the Delivery Point during the Gas Transaction Term shall be the metric volumetric equivalent of 20,000 Mcf/day, plus Westcoast Energy Inc. ("WEI") applicable fuel quantities as set out in the applicable tariff and toll provisions of WEI.

3.
Delivery Point:

  The Delivery Point shall be the point specified in the WEI tariff at which the facilities of WEI's T-North system interconnnect with those of the WEI T-South system, commonly referred to as the Compressor Station #2 ("Station 2") transfer point.

4.
Commodity Charges:

  The total commodity costs and charges to be paid by Buyer for all quantities delivered by Seller during a delivery month of the Gas Transaction Term shall be

5.
Fixed Price Conversion:

6.
Delivery and Receipt Obligations:

  For the Gas Transaction Term, subject to the Force Majeure provisions of the Gas Transaction Agreement and Section 8 below, Seller shall deliver and sell to Buyer one hundred (100%) percent of the Daily Quantity each day on a Firm basis. During that period, Buyer shall be obligated to nominate and take one hundred (100%) percent of the Daily Quantity each day on a Firm basis.

7.
Nomination Services:

  Seller as an independent contractor during the Gas Transaction Term will provide to Buyer nomination services to communicate with WEI for the transportation each day of the Daily Quantity from the Delivery Point to the WEI Huntingdon Pool ("Redelivery Point"). Buyer will do all reasonable things to confirm with WEI that Engage is acting in such a capacity, and will make itself available on a timely basis to receive from and deliver to Engage ordinary course communications with respect to such nomination services. Further, Buyer will indemnify and save harmless Seller from and against any and all losses, costs, or charges suffered or incurred by Seller, unless any or all of them were due to the gross negligence or wilful misconduct of Seller acting in such capacity.

8.
Firm Purchase Obligation Mitigation:

  (a)
  During the Gas Transaction Term, if after having used all best efforts to take delivery of the full Daily Quantity on any day Buyer is unable to do so, then Seller agrees to repurchase from Buyer, each day, the quantity of gas which is the difference between the Daily Quantity MINUS the actual quantity Buyer indicates to Seller that it can take delivery of on that day at the Delivery Point or Redelivery Point, that point to be mutually agreed to by the Parties (the difference being the "Repurchase Quantities"). For all such Repurchase Quantities based on that mutual agreement, Seller will pay Buyer a repurchase price (the "Repurchase Price") which will shall be either.

QuickLinks

  Exhibit 10.8
  Contract No. 1872
Schedule A To the Gas Transaction Confirmation Between Cascade Natural Gas Corporation ("Buyer") and Engage Energy Canada, L.P. ("Seller") Effective November 1, 2001 (for the Term November 1, 2003 to October 31, 2008)